As filed with the Securities and Exchange Commission on March 12, 2025

Registration No. 333-270924

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-3, Registration Statement No. 333-270924

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Leafly Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
84-2266022
(IRS Employer Identification No.)

600 First Avenue Suite 330, PMB 88154

Seattle, Washington 98104-2246

(206) 455-9504

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Yoko Miyashita

Leafly Holdings, Inc.

600 First Avenue Suite 330, PMB 88154

Seattle, Washington 98104-2246

(206) 455-9504

(Name and address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Alison Pear, Esq. Buchalter APC 805 SW Broadway, Suite 1500 Portland, Oregon 97205

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This post-effective amendment (the “Post-Effective Amendment”) is being filed by Leafly Holdings, Inc., a Delaware corporation (the “Registrant”), to withdraw and remove from registration all of the Registrant’s common stock, $0.0001 par value per share (the “Shares”), preferred stock, $0.0001 par value per share, debt securities, warrants and units (together, the “Securities”), remaining unsold under the Registration Statement No.333-270924 on Form S-3 (the “Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on March 29, 2023, registering (i) an indeterminate amount of Securities with an aggregate initial offering price not to exceed $75,000,000, (ii) 10,450,987 Shares issuable upon exercise of warrants and (iii) the resale of certain securities by Selling Securityholders (as defined therein), consisting of (a) 17,338,901 Shares, (b) 2,495,997 Shares underlying convertible notes and (c) 3,762,287 private warrants.

In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, the Registrant hereby removes from registration all of the Securities registered but unsold under the Registration Statement as of the date hereof, if any. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 12, 2025.

LEAFLY HOLDINGS, INC.

By:	/s/ Yoko Miyashita
Name: Yoko Miyashita
Title: Chief Executive Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.